UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2010

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 21, 2010, the Board of Directors of Salix Pharmaceuticals, Ltd. adopted certain amendments to the Amended and Restated Bylaws of the Company (the “Bylaws”) as set forth in the attached Certificate of Amendment of Bylaws. Section 2.3 of Salix’s Bylaws now requires a majority of stockholders to call a special meeting upon written request to Salix’s secretary. For stockholder proposals, Section 2.14 of the Bylaws now requires, among other things, that the stockholder’s notice specify, the name, age, business address, residence and ownership of Salix stock of any director nominee and, as to the stockholder or any stockholder associated person, their holdings of Salix stock and whether they have entered into transactions to manage risk with respect to such stock. The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Certificate of Amendment of Bylaws, a copy of which is attached as Exhibit 3.3 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On April 21, 2010, Salix issued a press release announcing it will host a DDW2010 Investor Event on Monday, May 3, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.3	Certificate of Amendment of Bylaws

99.1	Press release dated April 21, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: April 23, 2010

/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer